Exhibit 99.1




                       PREFERRED STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          LOUNSBERRY HOLDINGS II, INC.

                                       AND

                               BARRON PARTNERS LP

                                      DATED

                                February 24, 2006



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                       PREFERRED STOCK PURCHASE AGREEMENT

          This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 24th day of February, 2006 between Lounsberry Holdings II, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") and BARRON PARTNERS LP, a Delaware limited partnership ("Investor").

                             PRELIMINARY STATEMENT:

          WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, seven million seven hundred nineteen thousand two hundred fifty (7,719,250) shares of Series A Convertible Preferred Stock, par value $.0001 per share ("Series A Preferred Stock"), of the Company, with such preferred stock being as described in the Certificate of Designations, Rights and Preferences (the "Certificate of Designations") in substantially the form attached hereto as Exhibit A for the Purchase Price set forth in Section 1.3.23 hereof. Subject to the limitations set forth herein and in the Certificate of Designation, the Series A Preferred Stock shall be initially convertible into shares of common stock of the Company at any time at a conversion rate (the "Conversion Rate") of one (1) share of Common Stock, par value $.0001 per share ("Common Stock"), for each share of Series A Preferred Stock, subject to adjustment as provided in the Certificate of Designation. In addition, the Company will issue to the Investor two Common Stock Purchase Warrants (the "Warrants") to purchase up to five million six hundred ten thousand shares (5,610,000) of Common Stock of the Company at fifty six cents ($0.57) per share and five million six ten thousand (5,610,000) shares of Common Stock of the Company at eighty five cents ($0.855) per share; and

         WHEREAS, as part of the transaction by which the Investor is purchasing the Series A Preferred Stock and Warrants, the members of Ranor Acquisition LLC, a Delaware limited liability company, the Company will issue an aggregate of 7,408,000 shares of Common Stock, in consideration for the assignment of the agreement to acquire Ranor, Inc. and money advanced on behalf of the Company; and

         WHEREAS, the parties intend to memorialize the purchase and sale of such Series A Preferred Stock and the Warrants.

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

             INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1. Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2. Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

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1.3.     Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1.   "1933 Act" means the Securities Act of 1933, as amended.

1.3.2.   "1934 Act" means the Securities Exchange Act of 1934, as amended.

1.3.3. "Affiliate" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4. "Articles" means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

1.3.5. "Closing" shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

1.3.6. "Closing Date" means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the Company is completed pursuant to this Agreement to purchase the Series A Preferred Stock and Warrants, which shall occur on or before February 15, 2006.

1.3.7. "Common Stock" means shares of common stock of the Company, par value $0.0001 per share.

1.3.8. "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, determined in accordance with U.S. GAAP plus any deduction taken as a result of the issuance of the Restricted Shares.

1.3.9. "Escrow Agreement" shall mean the Escrow Agreement among the Company, the Investor and Katsky Korins LLP, as Escrow Agent, attached hereto as Exhibit E, it being acknowledged that the Escrow Agent is counsel for the Company.

1.3.10. "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) the Company pursuant to the Company's 2006 Long-Term Incentive Plan or any other stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder and pursuant to the Registration Rights Agreement and any other options, warrants or convertible securities which are outstanding on the Closing Date after completion of the Closing, (c) the Restricted Shares, and (d) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business which the Company's board of directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.


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1.3.11.  "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.12.  "Delaware Act" means the Delaware General Corporation Law, as amended.

1.3.13. "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.14. "Purchase Price" means the two million two hundred thousand dollars ($2,200,000) to be paid by the Investor to the Company for the Series A Preferred Stock and the Warrants.

1.3.15. "Registration Rights Agreement" shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

1.3.16. "Registration Statement" shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit B.

1.3.17. "Restricted Shares" shall mean 143,000 shares of Common Stock issued by the Company pursuant to restricted stock agreements with key employees.

1.3.18. "Securities" means the shares of Series A Preferred Stock, the Warrants and the Shares.

1.3.19.  "SEC" means the Securities and Exchange Commission.

1.3.20. "SEC Documents" shall mean the Company's latest Form10-SB, Form 10-K or Form 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.21. "Shares" shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Series A Preferred Stock subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

1.3.22. "Subsequent Financing" shall mean any offer and sale of shares of Series A Preferred Stock or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Series A Preferred Stock.

1.3.23. "Transaction Documents" shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.


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1.3.24.  "Warrants" shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit D.

                                   ARTICLE II

        SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS; PURCHASE PRICE

2.1.     Sale of Series A Preferred Stock and Issuance of Warrants.

2.1.1. Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date seven million seven hundred nineteen thousand two hundred fifty (7,719,250) shares of Series A Preferred Stock and the Warrants for the (the "Purchase Price") of two million two hundred thousand dollars ($2,200,000). The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer or check of the Purchase Price into escrow to be held by the escrow agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Series A Preferred Stock and the Warrants to be issued to the Investor upon the release of the Purchase Price to the Company by the escrow agent pursuant to the terms of the Escrow Agreement. The Company shall register the shares of Common Stock into which the Series A Preferred Stock is convertible pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B.

2.1.2. Each share of Preferred stock shall initially be convertible by the Investor into one (1) share of Common Stock; provided, however, that the Investor shall not be entitled to convert the Series A Preferred Stock into shares of Common Stock to the extent that such conversion would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
         Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The limitation set forth in this Section
         2.1.2 is referred to as the "4.9% Limitation."

2.1.3. Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price from the Escrow Agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the Investor the Warrant to purchase an aggregate of 11,220,000 shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as Exhibit C; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of this Agreement, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

2.2. Purchase Price. The Purchase Price shall be delivered by the Investor in the form of a wire transfer in United States dollars from the Investor to the escrow agent pursuant to the Escrow Agreement on the Closing Date.


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                                  ARTICLE III

                     CLOSING DATE AND DELIVERIES AT CLOSING

3.1. Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing"), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2. Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

                  (a) At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto;

                  (b) At or prior to Closing, executed Warrants in the name of the Investor in the form attached hereto as Exhibit C;

                  (c) The executed Registration Rights Agreement;

                  (d) Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

                  (e) Evidence of approval of the board of directors of the Company of the Transaction Documents and the transactions contemplated hereby;

                  (f) Evidence of the completion of the acquisition of Ranor, Inc., a Delaware corporation ("Ranor") contemporaneously with the Closing.

                  (g) Certificate of the President and the Secretary of the Company that the Certificate of Designation has been adopted and filed;

                  (h) Evidence that the Certificate of Amendment to the Certificate of Incorporation of the Company adopting the provision described in Section 6.19 has been approved by the Company's board of directors subject to stockholder approval.

                  (i) Good standing certificates of the Company issued by the Secretary of State of Delaware;

                  (j) An opinion from the Company's counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor;

                  (k) Stock Certificate in the name of Investor evidencing the Series A Preferred Stock;


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                  (l) The executed Escrow Agreement; and

                  (m) Copies of all executive employment agreements, all past and present financing documentation or other documentation where stock could potentially be issued or issued as payment, all past and present litigation documents and historical financials, not previously provided to Investor.

                  (n) Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3. Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

                  (a) A deposit in the amount of the Purchase Price;

                  (b) The executed Agreement with all Exhibits and Schedules attached hereto;

                  (c) The executed Registration Rights Agreement;

                  (d) The executed Escrow Agreement; and

                  (e) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4. Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5. Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement or any of its rights under the Escrow Agreement, and the Company at its discretion may waive any of its rights of Section
         3.3 of this Agreement or any of its rights under the Escrow Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:


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4.1.     Organization and Qualification. Each of the Company and Ranor is a
         corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2. Articles of Incorporation and By-Laws. The complete and correct copies of the Company's Articles and By-Laws, as in effect on the Closing Date, has been delivered to the Investor.

4.3.     Capitalization.

4.3.1. The authorized and outstanding capital stock of the Company as of the date of this Agreement and as adjusted to reflect issuances pursuant to or contemplated by this Agreement is set forth in Schedule 4.3.1 to this Agreement. Schedule 4.3.1 contains all shares and derivatives currently and potentially outstanding. The Company hereby represents that any and all shares and current potentially dilutive events have been included in Schedule 4.3.1, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances.

4.3.2. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and non-assessable and free from preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free from preemptive rights.

4.3.3. Except pursuant to this Agreement and as set forth in Schedule 4.3.1 hereto, and as set forth in the Company's SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investor in writing of any additional warrants granted prior to the Closing Date.

4.3.4. The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Series A Preferred Stock hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Series A Preferred Stock or exercise of the Warrants, the Investor will acquire title to such Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement as to the limitation on the voting rights of such Shares in certain circumstances and except for any of the foregoing which results from actions or omissions on the part of the Investor.


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4.4.     Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Series A Preferred Stock, and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; provided, however, that no representation is made with respect to the ability of the Investor to convert the Series A Preferred Stock or exercise any Warrant if and to the extent that the Conversion Price, as defined in the Certificate of Designation, of the Series A Preferred Stock or the number of Shares issuable upon exercise of the Warrants would result in the issuance of a number of shares of Common Stock which is greater than the amount by which the authorized Common Stock exceeds the sum of the outstanding Common Stock and the shares of Common Stock reserved for issuance pursuant to outstanding agreements and outstanding options, warrants, rights, convertible securities and other securities upon the exercise or conversion of which or pursuant to the terms of which additional shares of Common Stock may be issuable (the foregoing proviso being referred to as the "Authorized Stock Proviso").

4.5. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or ---- (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect except to the extent that stockholder approval may be required as a result of the Authorized Stock Proviso, in which event, the Company will seek stockholder approval to an increase in the authorized Common Stock sufficient to enable the Company to be in compliance with this Section 4.5.

4.6. Report and Financial Statements. Schedule 4.6 sets forth the audited balance sheet of Ranor as of March 31, 2005 and the audited statements of operations, stockholders equity and cash flows for the years ended March 31, 2005 and 2004, and the unaudited balance sheet as of September 30, 2005 and unaudited statements of operations and cash flows for the six months ended September 30, 2005 and 2004 and stockholders' equity for the six months ended September 30, 2005, in each cash including notes to the financial statements (collectively, the "Financial Statements"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of Ranor, as of its date, and each of the statements of operations, stockholders' equity and cash flows in such Financial Statements (including any related notes


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         and schedules thereto) fairly presents, changes in stockholders' equity and changes in cash flows, as the case may be, of Ranor, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7. Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8. Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9. SEC Documents. The Investor acknowledges that the Company is a publicly held company and has made available to the Investor true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(g) of the 1934 Act. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.

4.10. Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company or Ranor, the prosecution or outcome of which, if adversely determined, is likely to have a Material Adverse Effect.

4.11. Exemption from Registration. Subject to the accuracy of the Investor's representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Series A Preferred Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration or an exemption from registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Series A Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Series A Preferred Stock and the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Series A Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities "blue sky" laws depending upon the residency of the Investor.

4.12. No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Series A Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Series A Preferred Stock or Warrants, under the 1933 Act, except as required herein.


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

4.13. No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since September 30, 2005, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to Ranor. To the knowledge of the Company, no material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with Ranor from historical levels.

4.14. Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed; provided, however, that the Company has disclosed to the Investor matters relating to the Company's acquisition of Ranor and the financing of such acquisition.

4.15. Internal Controls And Procedures. To the knowledge of the Company, Ranor maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which Ranor or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of Ranor's consolidated assets is compared with existing assets at regular intervals; (iii) access to Ranor's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which Ranor or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board; it being understood that Ranor has not conducted an internal controls audit and that no such audit has been required under applicable law.

4.16. Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.17. Independent Board. At the Closing, the board of directors of the Company shall consist of five directors, three of whom shall be independent, as defined under the regulation of the Nasdaq Stock Market, and a majority of the members of the audit and compensation committees of the board of directors of the Company will be comprised of independent directors.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investor represents and warrants to the Company that:

5.1. Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor's address. The Investor was not formed for the purpose of investing solely in the Series A Preferred Stock, the Warrants or the shares of Common Stock which are the subject of this Agreement.

5.2. Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's charter documents or bylaws where appropriate or
         (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor's obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4. Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5. Accredited Investor. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company. The Investor is acquiring the Securities for investment and not with a view to the sale or distribution thereof and understands that such Securities are restricted securities, as defined in the 1933 Act, and may not be sold or otherwise distributed except pursuant to an effective registration statement or an exemption from the registration requirements of the 1933 Act and that the certificates for such securities shares and Warrants will bear an investment legend.

5.6. Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7. Knowledge of Company. The Investor and such Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8. Risk Factors. The Investor understands that such Investor's investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor's investment in the securities being purchased by the Investor from the Company. In acquiring the Securities, the Investor is not relying upon any projections of the future financial condition, results of operations or cash flows relating to the Company.

5.9. Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, (a) the Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company. and (b) during the past five years there has not occurred any event listed in Item 401(f) of Regulation S-K or any investigation relating to any such event with respect to the Investor nor any of its managing partners.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

6.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Shares underlying the Series A Preferred Stock and Warrants; provided, however, that if, as a result of the Authorized Stock Proviso, there are not sufficient shares reserved as required in this Section 6.2, the Company shall, within thirty (30) days after the Company becomes aware of such deficiency, prepare and file with the Commission a proxy statement pursuant to which the Company will seek stockholder approval for an increase in the authorized Common Stock sufficient to enable the Company to be in compliance with this Section 6.2. The Investor agrees to vote in favor of such proposal.

6.3. Compliance with Laws. The Company hereby agrees to comply in all material respects with the Company's reporting, filing and other obligations under the Laws.

6.4. Exchange Act Registration. The Company will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5. Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6. Preferred Stock. Until the earlier of (a) three years from the Closing or (b) such date as the Investor shall have converted not less than 90% of the shares of Series A Preferred Stock and sold the underlying Shares or (c) such date as the Investor shall have transferred not less than 90% of the shares of Series A Preferred Stock or (d) such date as the total number of shares of Preferred Stock which the Investor shall have either transferred or converted and sold the underlying Shares shall represent not less than 90% of the shares of Series A Preferred Stock issued to the Investor, the Company will not issue any preferred stock of the Company with the exception of Series A Preferred Stock issued to the Investor.

6.7. Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. Until the earlier of (a) three years from the Closing or (b) such date as the Investor shall have converted not less than 90% of the shares of Series A Preferred Stock and sold the underlying Shares or (c) such date as the Investor shall have transferred not less than 90% of the shares of Series A Preferred Stock or (d) such date as the total number of shares of Preferred Stock which the Investor shall have either transferred or converted and sold the underlying Shares shall represent not less than 90% of the shares of Series A Preferred Stock issued to the Investor, the Company will not issue any convertible debt.

6.8. Debt Limitation. The Company agrees for two years after Closing not to enter into any new borrowings of more than three times the sum of the EBITDA from recurring operations over the trailing four quarters.

6.9. Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For a period of three years from the closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued. For purposes of this Section 6.9, a reset provision for a convertible security or derivative security shall mean a provision whereby the issuance of securities at a lower price or having a lower conversion or exercise price will result in the conversion or exercise price of the security being reduced to the lower price or lower conversion or exercise price or more shares being issued, as the case may be or which have a conversion or exercise price that is based on the market price at the time of conversion or exercise or any other device which results in an adjustment to the exercise price or conversion price of the above mentioned securities in section
         6.9 other than stock dividends, stock splits, stock distributions, combination of shares, reverse splits, and other recapitalizations, as long as they effect all stockholders appropriately.

6.10.    Independent Directors.

6.10.1. The Company shall have caused the appointment of the majority of the board of directors to be independent directors, as defined by the rules of the Nasdaq Stock Market, before Closing.

6.10.2. If, at any time from the Closing and until the earlier of (a) three years from the Closing or (b) such date as the Investor shall have converted not less than 90% of the shares of Series A Preferred Stock and sold the underlying Shares or (c) such date as the Investor shall have transferred not less than 90% of the shares of Series A Preferred Stock, the board of directors shall not be composed of a majority of independent directors:

6.10.2.1. for a reason other than for an excused reason, the Company shall have 75 days, to take such steps as are necessary so that a majority of the Company's directors are independent directors, and

6.10.2.2. for an excused reason, the Company shall have 75 days from the date that the Company becomes aware of the event (or the last event if there are more than one such event) giving rise to the excused reason, to take such steps as are necessary so that a majority of the Company's directors are independent directors.

6.10.3. For purposes of this Section 6.10, an excused reason shall mean the death or resignation of an independent director or the occurrence of an event whereby an independent director ceases to be independent.

6.10.4. If, during the period referred to in Section 6.10.2 of this Agreement, the Company shall have failed to have a board of directors composed of a majority of independent directors after the date by which such situation was to have been cured pursuant to Section 6.10.2.1 or
         Section 6.10.2.2 of this Agreement, whichever shall apply, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to twelve percent (12%) per annum of the Purchase Price of the then outstanding Series A Preferred Stock, payable monthly in cash or Series A Preferred Stock at the option of the Investor, based on the number of days that such condition exists. The parties agree that the only damages payable for a violation of such provisions shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.10.4 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to have a majority of directors as independent directors.

6.10.5. In no event shall the total payments made pursuant to this Section 6.10 and Section 6.11, whether in cash or Series A Preferred Stock exceed in the aggregate eighteen percent (18%) of the Purchase Price of the then outstanding Series A Preferred Stock.

6.11. Independent Directors Become Majority of Audit and Compensation Committees. The Company will cause the appointment of a majority of independent directors to the audit and compensation committees of the board of directors before or at Closing. If at any time after Closing independent directors do not compose the majority of the audit and compensation committees, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twelve percent (12%) of the Purchase Price per annum, payable monthly in cash or Series A Preferred Stock at the option of the Investor, such payment shall be based on the number of days that such condition exists. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement. Notwithstanding the foregoing, no liquidated damages shall be payable pursuant to this Section 6.11 during any period for which liquidated damages are payable pursuant to Section 6.10.

6.12. Use of Proceeds. The Company will use the proceeds from the sale of the Series A Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for the acquisition of Ranor and working capital.

6.13.    Right of First Refusal

6.13.1. In the event that the Company seeks to raise additional funds through a private placement of its securities (a "Proposed Financing"), other than Exempt Issuances, the Investor shall have the right to participate in any subsequent funding by the Company of the offering price on a pro rata basis, based on the percentage that (a) the number of Shares held by the Investor plus the number of Shares issuable upon conversion of the Series A Preferred Stock then owned by the Investor, without regard to the 4.9% Limitation, bears to (b) the total number of shares of Common Stock outstanding plus the number of Shares issuable upon conversion of the Series A Preferred Stock and any other series of convertible preferred stock or debt securities, without regard to the 4.9% Limitations any other limitations on exercise such other convertible preferred stock or debt securities.

6.13.2. The terms on which the Investor shall purchase securities pursuant to Proposed Financing shall be the same as such securities are purchased by other investors. The Company shall give the Investor not less than ten (10) days notice setting forth the terms of the Proposed Financing. In the event that the terms of the Proposed Financing are changed, the Company shall provide the Investor with the same notice of the revised terms that are provided to the other investors.

6.13.3. In the event that the Investor does not exercise its right to participate in the Proposed Financing, the Company may sell the securities in the Proposed Financing at a price and on terms which are no more favorable to the investors than the terms provided to the Investor. If the Company subsequently changes the price or terms so that the terms are at a price or more favorable to the investors, the Company shall reoffer the securities to the Investor as provided in
         Section 6.12.2 of this Agreement.

6.14. Price Adjustment. The Certificate of Designation shall include the following provision: If, within the 36 months following the Closing Date, the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of Preferred Stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock (other than (x) an Exempt Issuance or (y) an issuance covered by the [Section of the Certificate of Designation relating to stock dividends, distributions and reverse splits] and [Section of the Certificate of Designation relating to pro rata distributions] or (z) an issuance of Common Stock upon exercise or upon conversion of warrants, options or other convertible securities for which an adjustment has already been made pursuant to this Section [Section no. of Certificate of Designation]), that is less than the Conversion Price in effect at the time of such sale (such lower price being referred to as the "Lower Price"), the conversion rate shall be adjusted as follows. The "Conversion Price" shall mean the price paid for one share of Series A Preferred Stock divided by the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock. The "Conversion Rate" is the number of shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock. The initial Conversion Rate is one share of Common Stock per share of Series A Preferred Stock and the initial Conversion Price is $.285. The Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares (including the exercise or conversion of all options, warrants and other convertible securities issued in connection therewith) and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received or receivable for the issuance of such additional shares at the Lower Price would purchase at the Conversion Price then in effect. Such adjustment shall be made successively whenever such an issuance is made.

6.15.    Price Adjustment Based on EBITDA Per Share.

6.15.1. In the event the Company's EBITDA per share of Common Stock is between $0.06591 and $0.04613 per share (where such EBITDA per share is defined as EBITDA as reported for the audited fiscal year ended March 31, 2006 from recurring operations before any charges relating to the transaction contemplated by this Agreement and any other non recurring items, including warrants, but excluding options or stock grants issued to management and key employees), the conversion price shall be reduced proportionately by 0% if the EBITDA is $0.06591 per share and by 15% if EBITDA is $0.04613 per share or lower. Fully-diluted EBITDA Per Share shall be based on the number of outstanding shares of Common Stock plus all shares of Common Stock issuable upon conversion of all outstanding convertible securities and upon exercise of all outstanding warrants, options and rights, regardless of whether (i) such shares would be included in determining diluted earnings per share and (ii) such convertible securities are subject to a restriction or limitation on exercise. Thus, for purpose of determining fully-diluted Pre-Tax Income Per Share, the 4.9% Limitation shall be disregarded. For example, if the Company's EBITDA is $0.052728 per share, or 20% below $0.06591 per share, then the Conversion Price shall be reduced by 10%. Such reduction shall be made at the time the Company files its Form 10-K or Form 10-KSB for the year ended March 31, 2006. In the event that EBITDA per share is less than $0.04613, or the Company has a loss, the Conversion Price shall be reduced by a maximum of 15%. This Section
         6.15.1 shall apply to the all of the Series A Preferred Stock which is outstanding on the date the Form 10-KSB or 10-K is filed, or, if not filed on time, on the date that filing was required.

6.15.2. In the event the Company's EBITDA per share of Common Stock, determined as provided in Section 6.15.1 of this Agreement, for the fiscal year ended March 31, 2007 is between $0.08568 and $0.05997, the Conversion Price then in effect shall be reduced proportionately by 0% if EBITDA is $0.08568 or greater and 15% if EBITDA is $0.05997 or less, with a proportionate reduction if EBITDA is between $0.08568 and $0.05997. Such reduction shall be made at the time the Company files its Form 10-K or Form 10-KSB for the year ended March 31, 2007. In the event that EBITDA per share is less than $0.05997, or the Company has a loss, the Conversion Price shall be reduced by a maximum of 15%. In determining the EBITDA per share of Common Stock pursuant to this
         Section 6.15.2, there shall be excluded any shares of Common Stock issuable as a result of an adjustment to the Conversion Price pursuant to Section 6.15.1

6.16. Insider Selling. The earliest any "Insiders" can start selling their shares in the public market shall be twelve months from Closing. After twelve months following the Closing (the "Lock-up Period"), no Insider shall sell more than 10% of his or her shares in the Company in the public market in the twelve-month period following the expiration of the Lock-up Period or more than an additional 10% of his or her shares (based on shares owned on the Closing Date) during the following twelve-month period, and such shares may be sold pursuant to either Rule 144 or any registration statement which may cover such shares. Insiders shall include all persons who are officers and directors of the Company at the Closing or who become officers and directors during the fiscal year ended March 31, 2006. Andrew Barron Worden and the Investor shall not be considered "Insiders." The restrictions in this
         Section 6.16 shall not apply to shares issued pursuant to a stock option or long-term incentive plans which may be approved by the Compensation Committee provided that such committee is comprises of a majority of independent directors. The Company may include in the registration statement filed pursuant to the Registration Rights Agreement all of the shares of Common Stock which are outstanding immediately prior to the Closing, none of which shall be owned by Affiliates of the Company.

6.17. Employment and Consulting Contracts. For three years after the Closing Company must have a unanimous opinion from the Compensation Committee of the Board of Directors that any awards other than salary are usual, appropriate and reasonable for any officer, director or consultants whose compensation is more than $100,000 per annum holding a similar position in other public companies with independent majority boards with similar market capitalizations in the same industry with securities listed on the OTCBB, ASE, NYSE or Nasdaq.

6.18. Subsequent Equity Sales. From the date hereof until such time as the Investor holds no more than 5% of the Shares (determined as if the Series A Preferred Stock were fully converted and the Warrants fully exercised), the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms which are more favorable to such investor than the terms granted to the Investor in this Agreement. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.17 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.19. Amendment to Certificate of Incorporation. At or before the next annual meeting of the stockholders of the Company, the Board of Directors shall propose and submit to the holders of the Common Stock for approval, an amendment to the Certificate of Incorporation that provides substantially as follows:

            "The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent."

6.20. Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

6.21. Payment of Due Diligence Expenses. At Closing the Escrow Agent shall disperse to the Investor Fifty Thousand Dollars ($50,000.00) for due diligence, legal and any other expenses which the Investor may incur in connection with this Agreement.


                                  ARTICLE VII

                            COVENANTS OF THE INVESTOR

7.1. Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

7.2. Transfer Restrictions. The Investor's acknowledge that (1) the Series A Preferred Stock, Warrants and shares underlying the Series A Preferred Stock and Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Series A Preferred Stock, Warrants and shares of Common Stock underlying the Series A Preferred Stock and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Series A Preferred Stock, Warrants and shares underlying the Series A Preferred Stock and Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3. Restrictive Legend. The Investor acknowledges and agrees that the Series A Preferred Stock, the Warrants and the Shares underlying the Series A Preferred Stock and Warrants, and, until such time as the Shares underlying the Series A Preferred Stock and Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PROVIDED THE COMPANY WITH AN OPINION OF COUNSEL TO SUCH EFFECT."

7.4. Amendment to Certificate of Incorporation. Investor hereby agrees to vote any shares of capital stock that it may own directly or beneficially, for the amendment to the Certificate of Incorporation referenced in Section 6.19. Pending adoption of such amendment, Investor hereby agrees for itself and its successors and assigns that neither this Section 7.4 or Section 6.19 above, or any restriction on exercise of the Warrant shall be amended, modified or waived without the consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company, or the Investor or Affiliates of the Investor.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1. No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2. Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3. Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4. No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

         The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1. No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2. Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3. Compliance with Covenants. The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4. No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

10.1. Termination. This Agreement may be terminated at any time prior to the Closing Date

10.1.1.  by mutual written consent of the Investor and the Company;

10.1.2. by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2. Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

10.3. Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto; provided, however that the 4.9% Limitation may not be amended or waived.

10.4. Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit other than the 4.9% Limitation which may not be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1. Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor for its expenses as provided in Section 6.21.

11.2. Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor (following the Closing Date) harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of the failure of the Company to issue the Series A Preferred Stock and Warrants in violation of the provisions of this Agreement, the Investor, as its sole remedy, shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $50,000.00. This Section 11.2 shall not relate to indemnification under the Registration Rights Agreement.

11.3. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4. Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the on the date of delivery as shown on the return receipt, if mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                           If to the Company:

                           Mr. James G. Reindl, President
                           Techprecision, LLC
                           P.O. Box 4651
                           Greenville, DE 19807

                           With a copy to:
                           --------------

                           Katsky Korins LLP
                           605 Third Avenue
                           New York, New York 10158
                           Attention: Asher S. Levitsky P.C.
                           Facsimile No.: (212) 716-3338

                           If to the Investor:

                           Barron Partners L.P.
                           c/o Barron Capital Advisors, LLC
                           730 Fifth Avenue, 9th Floor
                           New York, New York  10019
                           Attn: Andrew Barron Worden

11.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7. Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8. Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10. Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the federal and state courts situated in the City, County and State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court if such party prevails on substantially all issues in dispute.

11.11. Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12. Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13. Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14. Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on the party who delivered the Agreement by facsimile transmission; provided, that such party shall promptly deliver the signed Agreement by overnight courier services.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

LOUNSBERRY HOLDINGS II, INC.



----------------------------
James G. Reindl, Chairman

INVESTOR:

BARRON PARTNERS LP
By:  Barron Capital Advisors, LLC, its General Partners


----------------------------
Andrew Barron Worden
President
730 Fifth Avenue, 9th Floor
New York NY 10019

                                   Schedule A



                                                       NUMBER OF SHARES
                                                       OF COMMON STOCK         NUMBER OF SHARES
                                    AMOUNT OF        INTO WHICH PREFERRED     UNDERLYING "A" AND
NAME AND ADDRESS                   INVESTMENT        STOCK IS CONVERTIBLE        "B" WARRANTS
----------------                   ----------        --------------------     --------------------

Barron Partners LP
730 Fifth Avenue, 9th Floor
New York, New York 10019           $2,200,000             7,719,250           5,610,000/5,610,000
Attn: Andrew Barron Worden

                         Schedule 4.3.1 - Capitalization

                         Schedule 4.8 - List of Brokers


None

                                    Exhibit A

    Form of Certificate of Deisgnation of Preferences, Rights and Limitations

                                    Exhibit B

                          Registration Rights Agreement

                                    Exhibit C

                                    Warrants

                                    Exhibit D

                                Escrow Agreement



                                      -32-